EXHIBIT 10.68

                       LOAN SALE AND COMMITMENT AGREEMENT


               This LOAN SALE AND COMMITMENT AGREEMENT is made and entered into as of the 1st day of April, 2002, by and between UNION BANK AND TRUST COMPANY, a Nebraska bank and trust company, acting in its own right and in its capacity as trustee, as seller ("Seller"), and STUDENT LOAN ACQUISITION AUTHORITY OF ARIZONA, an Arizona non-profit corporation, as purchaser ("Purchaser").

                                   WITNESSETH:

               WHEREAS, Seller is engaged in a program of originating, purchasing, holding and selling loans made to eligible borrowers in accordance with the provisions of the Higher Education Act (as defined herein), the proceeds of which are used to pay the costs incurred by students attending post-secondary educational institutions;

               WHEREAS, Purchaser is organized and operates exclusively for charitable and educational purposes within the meaning of Section 501(c)(3) of the Code (as defined herein) and is engaged in a program, by and through its eligible lender trustee, of purchasing, holding and selling loans made to eligible borrowers in accordance with the provisions of the Higher Education Act, the proceeds of which are used primarily to pay the costs incurred by students attending post-secondary educational institutions in Arizona or students who are Arizona residents attending post-secondary educational institutions in other states;

               WHEREAS, Seller and Purchaser are currently parties to a Loan Sale and Commitment Agreement dated September 22, 1999; and

               WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain additional student loans, including Federal Stafford Loans, Federal PLUS Loans, Consolidation Loans and Federal Supplemental Loans for Students, made and guaranteed or insured pursuant to the Higher Education Act, in accordance with the terms and conditions of this Agreement.

               NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

               The following words and terms used in this Agreement shall have the following meanings unless otherwise provided herein or unless the context or use clearly indicates another or different meaning or intent:

               "Agreement" shall mean this Agreement, including all exhibits attached hereto, and any supplements or amendments hereto.
               "Business Day" shall mean any day on which banks located in the city in which the principal office of Seller and the principal corporate trust office of the Trustee is located are not required or authorized by law to remain closed.

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               "Certificate of Insurance" shall mean a certificate of federal loan insurance issued with respect to an Eligible Loan by the Secretary pursuant to the provisions of the Higher Education Act.

               "Code" shall mean the Internal Revenue Code of 1986, as amended or supplemented from time to time, or any successor federal act, and all regulations promulgated from time to time thereunder.

               "Commitment" shall mean Seller's commitment to sell Eligible Loans to Purchaser pursuant to Section 2.1 hereof.

               "Commitment Period" shall mean the period beginning on the date first above written and ending on April 1, 2007.

               "Consolidation Loan" shall mean a Student Loan authorized under
Section 428C of the Act consolidating Eligible Loans.

               "Contract of Insurance" shall mean a contract of insurance under the Higher Education Act between the Secretary and Seller or the Secretary and the Trustee for the benefit of the Purchaser, providing for the Insurance of Student Loans.

               "Eligible Borrower" shall mean a borrower who is eligible under the Higher Education Act to be the obligor of a loan for financing a program of education at an Eligible Institution, or for consolidating two or more such loans, including, without limitation, a borrower who is eligible under the Higher Education Act to be an obligor of a loan made pursuant to Section 428A, 428B or 428C of the Higher Education Act.

               "Eligible Institution" shall mean (i) an institution of higher education; (ii) a vocational school; or (iii) with respect to students who are nationals of the United States, an institution outside the United States which is comparable to an institution of higher education or to a vocational school and which has been approved by the Secretary.

               "Eligible Loan" shall mean a Student Loan which (i) has been or will be made to an Eligible Borrower, (ii) is Insured or Guaranteed by a Guarantee Agency which then has a Guarantee Agreement with the Trustee, (iii) unless it is an Unsubsidized Loan, PLUS Loan or SLS Loan, is an "eligible loan" under the Higher Education Act purposes of receiving Interest Benefit Payments,
(iv) bears interest at not less than the maximum applicable rate of interest permitted by the Higher Education Act at the time originated, with the exception of Eligible Loans which may be subject to borrower benefit programs of the Seller which reduce the interest rate if certain conditions are satisfied, (v) is not delinquent by more than 60 days on the Scheduled Sale Date and has not been tendered at any time to either the Secretary or any Guarantee Agency, including, without limitation, the Guarantee Agency, for payment, unless the situation giving rise to such tender has been cured, and (vi) unless it is an Unsubsidized Loan, PLUS Loan or SLS Loan, is eligible for Special Allowance Payments as provided in Section 438 of the Higher Education Act.

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               "Federal Reimbursement Contract" shall mean the agreement between the Guarantee Agency and the Secretary providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Higher Education Act, including (but not limited to) reimbursement of amounts paid or payable upon defaulted Eligible Loans and other Student Loans Guaranteed or Insured by the Guarantee Agency and Interest Benefit Payments and Special Allowance Payments to holders of qualifying Student Loans Guaranteed or Insured by the Guarantee Agency.

               "Guarantee" or "Guaranteed" shall mean, with respect to a Student Loan, (i) the insurance or guarantee by the Guarantee Agency pursuant to such Guarantee Agency's Guarantee Agreement of the maximum percentage of the principal of and accrued interest on such Student Loan allowed by the terms of the Act with respect to such Student Loan, and (ii) the coverage of such Student Loan by a Federal Reimbursement Contract, providing, among other things, for reimbursement to the Guarantee Agency for payments made by it on defaulted Student Loans insured or guaranteed by the Guarantee Agency of at least the minimum reimbursement allowed by the Federal Reimbursement Contract and the Higher Education Act with respect to a particular Student Loan.

               "Guarantee Agency" shall mean United States Aid Funds, Inc. and any other guarantee agency permitted under the Indenture and mutually acceptable to the parties.

               "Guarantee Agreement" shall mean (i) the Guarantee Agreement dated as of May 7, 1993 between United Student Aid Funds, Inc. and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, as trustee on behalf of the Seller, (ii) any similar guarantee or lender agreement with any other Guarantee Agency, and (iii) any amendments to the foregoing.

               "Guaranteed Loan" shall mean a Student Loan which is Guaranteed or Insured.

               "Higher Education Act" shall mean Part B of Title IV of the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act, and all regulations, directives, bulletins and guidelines proposed or promulgated from time to time thereunder.

               "Indenture" shall mean the Amended and Restated Indenture of Trust dated as of September 1, 1999, as amended and supplemented from time-to-time, between Purchaser and the Trustee pursuant to which Obligations are issued by Purchaser to finance the purchase of Eligible Loans under this Agreement.

               "Insurance" or "Insured" or "Insure" shall mean, with respect to a Student Loan, the insurance by the Secretary under the Higher Education Act (as evidenced by a Contract of Insurance issued or entered into under the provisions of the Higher Education Act) of the maximum percentage of the principal of and accrued interest on such Student Loan allowed under the Higher Education Act with respect to such Student Loan.

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               "Insured Loan" shall mean a Student Loan which is Insured.

               "Interest Benefit Payments" shall mean interest payments on Student Loans received pursuant to the agreement between the Guarantee Agency and the Secretary whereby the Secretary agrees to pay to holders of Student Loans guaranteed by the Guarantee Agency the portion of interest charges on such loans which students are entitled to have paid on their behalf pursuant to
Section 428(a) of the Higher Education Act.

               "Nelnet" shall mean Nelnet Loan Services, Inc., f/k/a UNIPAC Servicing Corporation, or its successors or assigns.

               "Obligation" shall mean any bond, note or other evidence of indebtedness issued by Purchaser to finance the purchase of Eligible Loans hereunder the interest of which is exempt from federal income tax under Section 103 of the Code.

               "PLUS Loan" shall mean a Student Loan authorized under Section 428B of the Higher Education Act.

               "Portfolio" shall mean a group of Eligible Loans sold to Purchaser by Seller pursuant to Section 2.1 hereof on a Scheduled Sale Date.

               "Principal Balance" shall mean the original principal amount of a Student Loan, PLUS capitalized interest (if any) and items which may not be guaranteed or insured (such as late charges), LESS payments by or on behalf of the Student Borrower.

               "Purchase Price" shall mean, with respect to a Portfolio of Eligible Loans, 101% of the aggregate Principal Balance of the Eligible Loans included in the Portfolio, plus accrued and unpaid interest thereon, each as of the Scheduled Sale Date.

               "Purchaser" shall mean Student Loan Acquisition Authority of Arizona, or its successors or assigns.

               "Scheduled Sale Date" shall mean the dates specified in Section
2.1 for purchase of a Portfolio of Eligible Loans by Purchaser, unless such date is changed by mutual agreement of the parties, in which case the Scheduled Sale Date shall be the new date agreed to by the parties.

               "Secretary" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions of that official or department under the Higher Education Act, or, when the context so requires, the former Commissioner of Education of the former United States Department of Health, Education and Welfare.

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               "Seller" shall mean Union Bank and Trust Company, in its
individual capacity and in its capacity as trustee, or its successors or assigns.

               "SLS Loan" shall mean a Student Loan made under Section 428A of the Higher Education Act.

               "Special Allowance Payments" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.

               "Student Borrower" shall mean the obligor on a Student Loan.

               "Student Loan" shall mean a loan under the Higher Education Act to an Eligible Borrower for education at an Eligible Institution (or a loan to consolidate the same).

               "Trustee" shall mean Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, acting in its capacity as trustee under the Indenture, or its successors or assigns.

               "Unsubsidized Loan" shall mean a Student Loan authorized under
Section 428H of the Higher Education Act.

                                   ARTICLE II
                              LOAN SALE COMMITMENT

               2.1 LOAN SALE COMMITMENT. Subject to the terms and conditions of this Agreement, and in express reliance upon the representations, warranties and covenants set forth herein, Seller agrees to sell, and Purchaser agrees to purchase Eligible Loans having an aggregate Principal Balance of $300 million, to be consummated on or before each Scheduled Sale Date specified below with respect to a Portfolio of Eligible Loans having the following Principal Balance:

           ========================== ============================
                    DATE OF SALE           PRINCIPAL BALANCE
           -------------------------- ----------------------------
           April 1, 2003                     $100 million
           -------------------------- ----------------------------
           April 1, 2004                      $50 million
           -------------------------- ----------------------------
           April 1, 2005                      $50 million
           -------------------------- ----------------------------
           April 1, 2006                      $50 million
           -------------------------- ----------------------------
           April 1, 2007                      $50 million
           ========================== ============================

Seller shall be excused from its obligation to sell such Portfolios under this
Section 2.1 if Seller cannot satisfy such obligation after use of reasonable efforts in light of then current conditions and factors including, without limitation, availability of Eligible Loans, industry conditions, legislative changes, impact of implementation of a direct lending program by the Secretary under the Higher Education Act, commercial reasonableness and fiscal considerations. Seller shall not be obligated to originate Eligible Loans, or purchase Eligible Loans from third parties, for the purpose of fulfilling Seller's obligation to sell Eligible Loans to Purchaser under this Section 2.1, at a cost or price to Seller which is greater than par value of such Eligible Loans.

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               2.2 DELIVERY PRIOR TO SCHEDULED SALE DATE. The parties agree that consummation of the sale of a Portfolio of Eligible Loans may occur prior to the dates set forth above at the discretion of the Seller; provided, however, that the requirements of Section 4.1 shall be met in connection with such sale; and provided further, that the sale of the Portfolios of Eligible Loans shall be consummated no later than the dates set forth above. The aggregate Principal Balance of any Eligible Loans sold by Seller to Purchaser pursuant to this Agreement or otherwise prior to any of the Schedule Sale Dates shall correspondingly reduce the Seller's commitment on successive Scheduled Sale Dates.

               2.3 FAILURE TO SELL LOANS. The parties agree that actual damages resulting from a breach of Seller's obligation to sell Eligible Loans to the Purchaser under this Agreement will be difficult or impossible to ascertain. If Seller fails to sell to Purchaser on or before any Scheduled Sale Date a Portfolio of Eligible Loans having the aggregate Principal Balance specified in
Section 2.1 above that meet the requirements of this Agreement, Seller shall pay to Purchaser on such date upon demand, as liquidated damages and not as a penalty, and in satisfaction of any and all claims of Purchaser arising out of any such breach, an amount equal to 1.0% of the difference between the aggregate Principal Balance of the Eligible Loans sold to Purchaser on such date, if any, and the aggregate Principal Balance of the Eligible Loans that Seller is required to sell on such date under the terms of this Agreement; provided, however, that if Seller determines that changes in state or federal laws, regulations or rules render Seller's performance under this Agreement commercially impracticable, or if Seller determines that performance of its obligations under this Agreement has otherwise become commercially impracticable, Seller shall give Purchaser immediate notice thereof, and Seller shall be excused from its obligation to sell Eligible Loans to Purchaser on any Scheduled Sale Date to the extent of such impracticability; and provided further that no liquidated damages shall be payable under this Section 2.3 if the Seller's failure to sell Eligible Loans to the Purchaser under Section 2.1 is otherwise excused under Section 2.1.

               2.4 REIMBURSEMENT OF LOAN FEE. With respect to any Eligible Loan purchased pursuant to this Agreement for which the first disbursement was made on or after October 1, 1993 and for which a loan fee has been paid by the Seller to the Secretary in connection with the origination of such Eligible Loan through the deduction of interest or special allowance that would otherwise be payable to Seller under Section 438(d) of the Higher Education Act, Purchaser shall pay to Seller an amount equal to 0.50% of the principal balance of such Eligible Loan then outstanding as reimbursement for such loan fee.

               2.5 REBATE OF PREMIUM. In the event (i) the Seller or another party identified in Section 3.1(b) below originates a Consolidation Loan under
Section 428C of the Higher Education Act and the proceeds of such Consolidation Loan are used to repay the principal and interest due on an Eligible Loan sold by Seller to Purchaser under this Agreement or, (ii) there is a cancellation of any Eligible Loan purchased by Purchaser from Seller under this Agreement, then,

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upon demand by Purchaser, Seller shall rebate the premium paid by Purchaser to
Seller in connection with the purchase of said Eligible Loan by paying to Purchaser an amount equal to 1.0% of the principal balance of said Eligible Loan then outstanding.

                                   ARTICLE III
                     PORTFOLIO CHARACTERISTICS AND SERVICING

               3.1    PORTFOLIO CHARACTERISTICS.

               (a) Each of the Eligible Loans sold by Seller to Purchaser under this Agreement shall either be made to a resident of the State of Arizona or made to pay the costs of a student attending an Eligible Institution in the State of Arizona, and the Student Borrower for any SLS Loan shall have completed the course of study to be financed with the proceeds of such loan. The Portfolios of Eligible Loans sold by Seller to Purchaser under this Agreement shall have the following characteristics: (i) the Eligible Loans shall, in the aggregate, have an average borrower indebtedness ("ABI") of at least $4,500.00;
(ii) no more than 40% of the aggregate Principal Balance of all of the Eligible Loans as of the date of sale may be attributable to Student Loans the proceeds of which funded tuition to private Eligible Institutions offering only non-baccalaureate degrees; (iii) no more than 5.0% of the aggregate Principal Balance of all of the Eligible Loans as of the date of sale may be attributable to Student Loans the proceeds of which funded tuition for a student attending a for-profit vocational school which does not offer baccalaureate degrees; (iv) at least 60% of the aggregate Principal Balance of all of the Eligible Loans as of the date of sale shall be attributable to Federal Stafford Loans (as defined in the Higher Education Act) which qualify for Interest Benefit Payments; (v) no more than 40% of the aggregate Principal Balance of all of the Eligible Loans as of the date of sale may be attributable to PLUS Loans, SLS Loans, Unsubsidized Loans or Consolidated Loans, and (vi) no more than 10% of the aggregate Principal Balance of all of the Eligible Loans as of the date of sale may be attributable to Consolidation Loans, unless otherwise agreed by the Parties and provided, however, that Consolidation Loans will not be included in any Portfolio if, after receiving notice of a proposed purchase of Consolidation Loans the rating agencies which rate the bonds issued by the Purchaser under the Indenture inform Purchaser that such purchase could result in a downgrade of such securities. An individual Portfolio of Eligible Loans sold pursuant to this Agreement may not have the characteristics described in the preceding sentence if, immediately after the consummation of the purchase of such Portfolio of Eligible Loans, the aggregate of all Eligible Loans sold to Purchaser pursuant to this Agreement shall have such characteristics. If Purchaser does not object to the characteristics of any Portfolio of Eligible Loans, sold pursuant to this Agreement, within 30 days of such sale, Purchaser shall be deemed to have waived any objection to the characteristics of such Portfolio, provided, however, in no event shall such failure to object be deemed to be a waiver of the requirement that such Portfolio have the characteristics set forth in Section 3.1(a)(i)-(v) above.

               (b) Eligible Loans sold by Seller to Purchaser pursuant to this Agreement may consist of Eligible Loans owned and held by Seller in its individual capacity, or in its capacity as trustee of Short Term Federal Investment Trusts, Iowa Higher Education Loan Program Trusts, Mid-America Financing Trust, or of other trusts established through Seller's trust department from time to time.

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               3.2 SERVICING. All of the Eligible Loans that may be sold by
Seller to Purchaser pursuant to this Agreement are currently serviced (or will be serviced on the Scheduled Sale Date) by Nelnet. On the effective date (determined under Section 4.4 hereof) for the sale of a Portfolio of Eligible Loans, Purchaser shall cause Nelnet to commence servicing such Portfolio at Purchaser's expense and under the identification number of Purchaser or its designee. Purchaser agrees to maintain servicing of all of the Eligible Loans purchased hereunder by Nelnet for the life of such Eligible Loans so long as Nelnet performs its duties under its servicing agreement with the Purchaser in all material respects and there is no material default by Nelnet under that servicing agreement which remains uncured. It is agreed that the sale of these Eligible Loans is without servicing released.

               3.3 CHANGE OF STUDENT LOAN SERVICER; RIGHT TO REPURCHASE. If Purchaser or any successor thereto removes any Eligible Loans purchased by it from Seller pursuant to this Agreement from the servicing system of Nelnet for any reason (other than the sale of an Eligible Loan for purposes of serialization or the removal of loans from the Nelnet servicing system because of a material default by Nelnet in the performance of its obligations under its servicing agreement with the Purchaser), Purchaser shall give Seller written notice of such election at least 60 days prior to the date Purchaser intends to so remove such Eligible Loans. Seller shall then have the option to repurchase from Purchaser all of the Eligible Loans proposed to be removed from the Nelnet servicing system (or a portion of such Eligible Loans if the ABI and other characteristics of the portion selected for repurchase are representative of all Eligible Loans then held by Purchaser) on any date selected by it prior to such removal, at a purchase price equal to the Principal Balance of such Eligible Loans then outstanding, plus accrued and unpaid interest as of the date of repurchase, and under terms and conditions that are substantially similar to those in Article IV hereof. Seller's option to repurchase shall be exercised by sending written notice thereof to Purchaser within 60 days after Seller's receipt of Purchaser's election to remove Eligible Loans from the Nelnet servicing system. In connection with Seller's repurchase of Eligible Loans under this Section 3.3, Seller shall refund to Purchaser the unamortized portion of the loan fee reimbursement made by Purchaser pursuant to Section 2.5 above.

                                   ARTICLE IV
                           SALE/PURCHASE OF PORTFOLIOS

               4.1 TENDER OF ELIGIBLE LOANS TO PURCHASER. With respect to a Portfolio of Eligible Loans to be sold to Purchaser pursuant to Section 2.1 hereof, at least 30 days prior to the Scheduled Sale Date (or at such other time as the parties may agree), Seller shall furnish Purchaser or its designee with a list of the Eligible Loans to be included in such Portfolio, and shall authorize and direct Nelnet to release such information and documentation to Purchaser or its designee as Purchaser, in its reasonable judgement, deems necessary and appropriate to undertake a review of such loans to determine whether (i) such loans constitute Eligible Loans under this Agreement, and (ii) the Portfolio, aggregated with the other Eligible Loans that have been sold to Purchaser by Seller if appropriate, comply with the requirements set forth in Section 3.1 hereof.

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               4.2 CONDITIONS OF PURCHASE. Purchaser's obligation to purchase and pay for Eligible Loans in a Portfolio hereunder shall be subject to the following conditions precedent:

               (a) the Eligible Loans in the Portfolio, aggregated with the other Eligible Loans that have been sold to Purchaser by Seller if appropriate, shall meet the requirements described in Section 3.1 hereof;

               (b) all representations, warranties and statements by or on behalf of Seller contained in this Agreement are true on the Scheduled Sale Date;

               (c) any notification to or approval by the Secretary or Guarantee Agency required by the Higher Education Act or the Guarantee Agreement as a condition to the assignment of Eligible Loans shall have been made or received and evidence thereof delivered to both Purchaser and the Trustee; and

               (d) the entire interest of Seller in each Eligible Loan shall have been duly assigned by endorsement, such endorsement to be without recourse except as provided in Article V hereof.

               4.3    REJECTION OF STUDENT LOANS BY PURCHASER PRIOR TO PURCHASE.

               (a) If (i) Seller is unable to make or furnish the representations and warranties required to be made or furnished by it pursuant to this Agreement as to such Student Loan, or (ii) Seller is unable to fulfill one or more covenants or conditions of this Agreement as to such Student Loan, or (iii) Purchaser in its reasonable judgment deems that such Student Loan does not comply with the terms and conditions of this Agreement or is not being delivered in compliance with such terms and conditions, then Purchaser may, in its sole discretion, refuse to accept and purchase any Student Loan.

               (b) If Purchaser rejects a Student Loan, any such Student Loan shall be excluded from the sale, and Seller shall be furnished with a letter identifying each excluded Student Loan and stating the basis for its exclusion. If Purchaser rejects a Student Loan, Seller may substitute a different Eligible Loan for the rejected Student Loan, provided, however, that the terms and conditions of such Eligible Loan are in compliance with the terms and conditions of this Agreement.

               4.4    CONSUMMATION OF SALE AND PURCHASE OF PORTFOLIO.

               (a) To consummate the sale and purchase of a Portfolio of Eligible Loans, on or before the Scheduled Sale Date, Seller shall deliver to the Trustee on behalf of Purchaser such instruments of transfer, including a bill of sale and blanket endorsement, as Purchaser shall reasonably deem necessary for conveyance of title of the Eligible Loans contained in the Portfolio free and clear of all liens, encumbrances and security interests, and, upon receipt by Trustee of such instruments of transfer (which may occur by delivery of facsimile copies to be followed by delivery of the original executed instruments), the Purchaser shall direct and cause the Trustee, on behalf of

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Purchaser, to pay to Seller on said date the Purchase Price for such Portfolio.
The purchase and sale of the Portfolio shall be effective as of the date of the bill of sale. Seller shall retain all ownership rights with respect to Eligible Loans in a Portfolio at all times prior to the effective date of the sale of such Portfolio.

               (b) Unless otherwise agreed by Seller, Purchaser and the Trustee, payment of the Purchase Price for a Portfolio of Eligible Loans shall be made by wire transfer of immediately available funds to Seller or its designated agent, with no offset, deduction, reserve or other holdback by Purchaser or the Trustee.

               4.5 OTHER INFORMATION AND DOCUMENTS. Seller shall furnish or make available to Purchaser such additional information concerning Seller's Student Loan portfolio as Purchaser may reasonably request. Seller shall execute all other documents and take all other steps as may be reasonably requested by Purchaser or the Trustee from time to time to effect the sale hereunder of a Portfolio of Eligible Loans.

                                    ARTICLE V
                         REPURCHASE OBLIGATION OF SELLER

               5.1 CONDITIONS PRECEDENT TO REPURCHASE OBLIGATION. At the request of Purchaser or the Trustee, Seller shall repurchase any Student Loan purchased by Purchaser pursuant to this Agreement if:

               (a) any representation or warranty made or furnished by Seller in or pursuant to this Agreement shall prove to have been materially incorrect as to such Student Loan;

               (b) the Secretary or a Guarantee Agency, as the case may be, refuses to honor all or part of a claim filed with respect to a Student Loan (including any claim for interest subsidy, Special Allowance Payments, Insurance, reinsurance or Guarantee payments) on account of any circumstance or event that occurred prior to the sale of such Student Loan to Purchaser; or

               (c) On account of any wrongful or negligent act or omission of Seller or its servicing agent that occurred prior to the sale of a Student Loan to Purchaser, a defense is asserted by a maker (or endorser, if any) of the Student Loan with respect to his or her obligation to pay all or any part of the Student Loan, and Purchaser or the Trustee in good faith believes that the facts reported, if true, raise a reasonable doubt as to the enforceability of such Student Loan.

               5.2 REPURCHASE BY SELLER. Upon the occurrence of any of the conditions set forth in Section 5.1 hereof and upon the request of Purchaser or the Trustee, Seller shall pay to the Trustee, for the account of Purchaser, an amount equal to 101% of the then-outstanding principal balance of such Student Loan, plus interest and Special Allowance Payments accrued and unpaid with respect to such Student Loan from the Scheduled Sale Date to and including the date of repurchase, plus any loan fee paid by Purchaser pursuant to Section 2.4 hereof, attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred by Purchaser, the Trustee or the appropriate successors or assigns in connection with such Student Loans.

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                                   ARTICLE VI
                          ONGOING OBLIGATIONS OF SELLER

               6.1 OBLIGATION OF SELLER TO FORWARD PAYMENTS. Seller shall promptly remit, or cause to be remitted, to the Trustee as it may direct, all funds received by Seller after the Scheduled Sale Date which constitute payments of principal, or interest or Special Allowance Payments accrued after the Scheduled Sale Date with respect to any Student Loan.

               6.2 OBLIGATION OF SELLER TO FORWARD COMMUNICATIONS. Seller shall immediately transmit to Purchaser any communication received by Seller after the Scheduled Sale Date with respect to a Student Loan or the borrower under such a Student Loan. Such communication shall include, but not be limited to, letters, notices of death or disability, adjudication of bankruptcy and similar documents and forms requesting deferment of repayment or loan cancellations.

               6.3 NOTIFICATION TO STUDENT BORROWERS. Seller and Purchaser shall provide each borrower under the Eligible Loans purchased under this Agreement with notice of the assignment and transfer to the Trustee for the account and on behalf of Purchaser of Seller's interest in such Eligible Loans as required by the Higher Education Act.

               6.4 Seller Reinvestment of Certain Proceeds. Seller hereby certifies and agrees, as a condition of the purchase of the Eligible Loans, that Seller shall make good faith efforts to originate new Guaranteed or Insured Loans in an aggregate principal amount equal to the proceeds received by Seller pursuant to this Agreement. A good faith effort for purposes of this Section 6.4 may include (without limitation), (i) making available loan applications and other documentation, together with qualified loan personnel, at locations reasonably accessible to students, and (ii) undertaking advertising to publicize availability of Student Loans.

               6.5 NO MODIFICATION OF LENDER AGREEMENTS. Seller will consent to no amendments to, or modifications of, the Contract of Insurance or Guarantee Agreement that may affect Eligible Loans which are sold or to be sold pursuant to this Agreement without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Amendments or modifications required by the Higher Education Act are excluded from the requirement of this Section 6.5.

               6.6 REPORTS UPON PURCHASER'S REQUEST. Upon Purchaser's request, Seller will promptly provide to Purchaser throughout the Commitment Period:

               (a) A balance sheet and statement of income of Seller for each fiscal year, certified by Seller's independent auditors, as soon as available, but in no event later than 120 days following the end of each fiscal year of Seller; and

               (b) To the extent permitted by law, any audit examination of Seller that has been prepared with respect to Seller's guaranteed student loan program activities.

                                   ARTICLE VII
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

               7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller hereby represents, covenants, and warrants to Purchaser that:

               (a) ORGANIZATION AND AUTHORITY OF SELLER. Seller is duly organized, validly existing and in good standing under the laws of the State of Nebraska, and has all necessary statutory power and authority to own its assets and carry on its business as now being conducted; Seller has, and its officers acting on its behalf have, all necessary statutory power and authority to make and perform this Agreement, including (without limitation) the power and authority to sell, assign and transfer Student Loans to the Trustee on behalf of Purchaser, and to repurchase Student Loans as required under the terms hereof.

               (b) ELIGIBLE LENDER STATUS. Seller has applied for and received the Secretary's or Guarantee Agency's designation, as the case may be, as an "eligible lender" under the Higher Education Act.

               (c) LEGAL AND BINDING OBLIGATION. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action, and do not require any stockholder approval or approval or consent of, or notice to, any trustee or holders of indebtedness or obligations of Seller; upon due execution and delivery by the parties hereto, this Agreement will constitute the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

               (d) NO CONFLICTS. Neither the execution, delivery or performance by Seller of this Agreement, nor the consummation or performance by Seller of the transactions contemplated hereby, will conflict with, result in a violation of, or constitute a default (or an event which could constitute a default with the passage of time or notice or both) under, (i) any of the terms of Seller's charter or bylaws, or (ii) any indenture, mortgage, contract or other agreement to which Seller is a party or by which it or its properties are bound, or any law or regulation by which it or its properties are bound, where, in the case of this clause (ii), such conflict, violation or default could have a material adverse effect on Seller's ability for perform its obligations hereunder. Seller is not a party to or bound by any agreement or instrument or subject to any charter or other corporate restrictions or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

               (e) NO DEFAULTS OR VIOLATIONS. Seller is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which Seller is a party or by which it or its properties are bound, or in violation of any law or regulation, which default or violation could have a material adverse effect on Seller's ability for perform its obligations hereunder.

               (f) NO CONSENTS. No consent, approval or authorization of any government or governmental body, including (without limitation) the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System or any state bank regulatory agency, is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby.

               (g) NO LITIGATION. There are no pending or threatened actions or proceedings by or before any court, administrative agency or arbitrator, that could if adversely determined, materially and adversely affect the ability of Seller to perform its obligations hereunder, and there are no presently existing orders of any court, administrative agency or arbitrator that could have a material and adverse effect on the ability of Seller to perform its obligations hereunder.

               (h) CONTINUING OBLIGATION OF SELLER. Seller agrees that during the term of this Agreement, it will (i) remain in good standing and qualified to do business under the laws of the State of Nebraska and the jurisdictions in which it operates, (ii) conduct its business in accordance with all applicable state and federal laws, (iii) continue to be qualified to carry out this Agreement, and (iv) be an "eligible lender" under the Higher Education Act and continue to be approved by the Guarantee Agency.

               (i) PURCHASE OF OBLIGATIONS. Seller and any related persons (within the meaning of Section 147(a)(2) of the Code) shall not at any time, pursuant to any arrangement, formal or informal, purchase any Obligations in an amount related to the amount of Eligible Loans sold or to be sold by Seller pursuant to this Agreement.

               7.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER WITH RESPECT TO STUDENT LOANS. Seller hereby represents, covenants, and warrants to Purchaser that:

               (a) ACCURACY OF INFORMATION. Any information furnished by Seller to Purchaser or its agents with respect to any Eligible Loan is true, complete and correct.

               (b) VALIDITY OF LOANS. Each Eligible Loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker (and the endorser, if any) thereof, enforceable in accordance with its terms.

               (c) NO DEFENSES AGAINST REPAYMENT OF LOANS. The amount of the unpaid principal balance of each Eligible Loan is true and owing, and no counterclaim, offset, defense or right to rescission exists with respect to any Eligible Loan which can be asserted and maintained or which, with notice, lapse of time, or the occurrence or failure to occur of any act or event, could be asserted and maintained by the borrower against the Trustee as assignee thereof. Seller shall take all reasonable actions to assure that no maker of an Eligible Loan has or may acquire a defense to the payment thereof. The rate of interest carried by each Eligible Loan is the maximum which was allowable by law at the time the loan was made, and no such Eligible Loan carries a rate of interest in excess of that permitted by the provisions of the Higher Education Act, with the exception of Eligible Loans which may be subject to borrower benefits programs of the Seller which reduce the interest rate if certain conditions are satisfied.

               (d) OWNERSHIP AND LOCATION OF LOANS; EXISTENCE OF LIENS. Seller is the sole owner and holder of each Eligible Loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances, and upon the endorsement and delivery of promissory notes evidencing such Eligible Loan to Purchaser pursuant to this Agreement, Purchaser will acquire full right, title and interest in the Eligible Loan free and clear of all liens, pledges or encumbrances whatsoever. All documentation relating to the Eligible Loans, including the original promissory note for each Eligible Loan, is now in the possession of Nelnet.

               (e) GUARANTEE AND INSURANCE ON LOANS. Each Eligible Loan to be sold hereunder is either Insured or Guaranteed. With respect to all Insured Loans being acquired, a Contract of Insurance is in full force and effect with respect thereto, the applicable Certificates of Insurance are valid and binding upon the parties thereto in all respects, Seller is not in default in the performance of any of its covenants and agreements made in respect thereof, and such Insurance is freely transferable as an incident to the sale of each Eligible Loan to be sold. With respect to all Guaranteed Loans being acquired, a Guarantee Agreement is in full force and effect with respect thereto and is valid and binding upon the parties thereto in all material respects, Seller is not in default in the performance of any of its covenants and agreements made in such Guarantee Agreement, and such Guarantee is freely transferable as an incident to the sale of each Eligible Loan to be sold. All amounts due and payable to the Secretary or the Guarantee Agency, as the case may be, have been or will be paid in full by Seller at the time Eligible Loans are sold to Purchaser, and none of the Eligible Loans to be sold to Purchaser has at any time been tendered to either the Secretary or the Guarantee Agency for payment. Seller will not, with respect to any Eligible Loan subject to this Agreement, agree to release the Guarantee Agency or the Secretary from any of its contractual obligations to Guarantee or Insure such loan, or agree to otherwise alter, amend or renegotiate any terms or conditions under which such Eligible Loan is Guaranteed or Insured, without the express prior written consent of Purchaser and the Trustee.

               (f) COMPLIANCE WITH HIGHER EDUCATION ACT. Each Eligible Loan complies in all respects with the requirements of the Higher Education Act and is an Eligible Loan as those terms are defined in this Agreement.

               (g) COMPLIANCE WITH FEDERAL LAWS. Each Eligible Loan was made in compliance with all applicable local, state and federal laws, rules and regulations, including without limitation all applicable nondiscrimination, truth-in-lending, consumer credit and usury laws.

               (h) NO DISCRIMINATION. In making each Eligible Loan to be purchased by Purchaser pursuant to this Agreement, Seller has not discriminated based upon the educational institutions attended by, or the age, sex, race, national origin, color, religion, handicapped status, income, attendance at a particular eligible institution within the area served by Purchaser, length of the Student Borrower's educational program, or the Student Borrower's academic year in school.

               (i) SERIAL LOANS. The Eligible Loans to be purchased pursuant to this Agreement include all Eligible Loans of any one borrower held by Seller.

               (j) DUE DILIGENCE IN SERVICING LOANS. Seller and any independent servicer have each exercised and shall continue until the Scheduled Sale Date to exercise due diligence and reasonable care in making, administering, servicing and collecting the Eligible Loans and Seller has conducted a reasonable investigation of sufficient scope and content to enable it duly to make the representations and warranties contained in this Agreement. Seller shall be solely responsible for the payment of the costs and expenses incident to origination of the Eligible Loans, without any right of reimbursement therefor from Purchaser.

               (k) ORIGINATION FEES. Seller has reported or shall report the amount of origination fees (if any) authorized to be collected with respect to any Eligible Loan pursuant to Section 438(c) of the Higher Education Act to the Secretary for the period in which such fee was authorized to be collected; and Seller has made and shall make any refund of an origination fee collected in connection with any Eligible Loan which may be required pursuant to the Higher Education Act.

               (l) INSURANCE PREMIUM. For each Eligible Loan Seller has reported or shall report the amount of the insurance premium authorized to be collected, and has paid or shall pay said premium to the Guarantee Agency or the Secretary with all rights therein inuring to Purchaser; and in the event a Student Borrower withdraws within the period specified as qualifying for a cancellation refund by the Guarantee Agency, Seller agrees to pay the amount of the premium to be refunded to Purchaser.

               7.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. Purchaser hereby represents, covenants, and warrants to Seller that:

               (a) ORGANIZATION AND AUTHORITY OF PURCHASER. Purchaser is a duly organized, validly existing non-profit corporation in good standing under the laws of the State of Arizona; Purchaser has, and its officers acting on its behalf have, all necessary statutory power and authority to make and perform this Agreement, including (without limitation) the power and authority to purchase Student Loans from Seller under the terms and conditions of this Agreement.

               (b) LEGAL AND BINDING OBLIGATION. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary corporate action, and do not require any stockholder approval or approval or consent of, or notice to, any trustee or holders of indebtedness or obligations of Purchaser; upon due execution and delivery by the parties hereto, this Agreement will constitute the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

               (c) NO CONFLICT. Neither the execution, delivery and performance by Purchaser of this Agreement, nor the consummation or performance by Purchaser of the transactions contemplated hereby, will conflict with, result in a violation of, or constitute a default (or an event which could constitute a default with the passage of time or notice or both) under, (i) any of the terms of Purchaser's charter or bylaws, or (ii) any indenture, mortgage, contract or other agreement to which Purchaser is a party or by which it or its properties are bound, or any law or regulation by which it or its properties are bound, where, in the case of this clause (ii), such conflict, violation or default could have a material adverse effect on Purchaser's ability for perform its obligations hereunder. Purchaser is not a party to or bound by any agreement or instrument or subject to any charter or other corporate restrictions or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of Purchaser to perform its obligations under this Agreement.

               (d) NO DEFAULTS OR VIOLATIONS. Purchaser is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which Purchaser is a party or by which it or its properties are bound, or in violation of any law or regulation, which default or violation could have a material adverse effect on Purchaser's ability for perform its obligations hereunder.

               (e) NO CONSENTS. No consent, approval or authorization of any government or governmental body is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby.

               (f) NO LITIGATION. There are no pending or threatened actions or proceedings by or before any court, administrative agency or arbitrator, that could if adversely determined, materially and adversely affect the ability of Purchaser to perform its obligations hereunder, and there are no presently existing orders of any court, administrative agency or arbitrator that could have a material and adverse affect on the ability of Purchaser to perform its obligations hereunder.

               (g) CONTINUING OBLIGATION OF PURCHASER. Purchaser agrees that during the term of this Agreement, it will (i) remain in good standing and qualified to do business under the laws of the State of Arizona, the United States of America and any other jurisdictions in which it operates, (ii) conduct its business in accordance with all applicable state and federal laws, and (iii) continue to be qualified to carry out this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

               8.1 COMMUNICATIONS AND NOTICES. Unless otherwise expressly provided herein, all notices, requests, demands or other instruments which may or are required to be given by either party to the other or to the Trustee, shall be in writing, and each shall be deemed to have been properly given when served personally on an officer of the party to whom such notice is to be given, or upon expiration of a period of 48 hours from and after the postmark thereof when mailed postage prepaid by registered or certified mail, requesting return receipt, addressed as follows:

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

        If to Seller:

               Union Bank and Trust Company
               6801 South 27th Street
               Lincoln, NE 68506-0155
               Attention: Ken Backemeyer, Senior Vice President
               Telephone: (402) 323-1131
               Fax: (402) 323-1286

        If to Purchaser:

               Student Loan Acquisition Authority of Arizona
               6991 E. Camelback Road, Suite B-290
               Scottsdale, AZ 85251
               Attention:  President
               Telephone: (602) 947-7703
               Fax: (602) 947-5452

        If to the Trustee:

               Wells Fargo Bank Minnesota, National Association
               6th Street and Marquette Avenue
               Minneapolis, Minnesota  55479-0069
               Attention: Erika Mullen
               Telephone: (612) 667-7361
               Fax:  (612) 667-9825


Any party may change the address and name of the addressee to which subsequent notices are to be sent to it, by notice to the others given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the 5th day after it is mailed.

               8.2 FORMS OF INSTRUMENTS, PROCEEDINGS. All instruments relating to the sale and purchase of the Student Loans, and all proceedings to be taken in connection with this Agreement and the transactions contemplated herein, shall be in form and substance mutually satisfactory to Seller and Purchaser and their respective counsel.

               8.3 PAYMENT OF EXPENSES. Each party to this Agreement shall pay its own expenses incurred in connection with the preparation, execution and delivery of this Agreement and the transactions herein contemplated, including, but not limited to, the fees and disbursements of counsel.

               8.4 NON-BUSINESS DAYS. If the date for taking any action required hereunder is not a Business Day, then such action can be taken, without interest or penalty, on the next succeeding Business Day, with the same force and effect as if such action was taken on the required date.

               8.5 AMENDMENTS, MODIFICATIONS AND WAIVERS. The provisions of this Agreement cannot be amended, waived or modified unless such amendment, waiver or modification be in writing and signed by the parties hereto and the Trustee. Inaction or failure to demand strict performance shall not be deemed a waiver.

               8.6 SEVERABILITY. If any provision of this Agreement shall be held, or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular situation, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other situation or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall not affect the remaining portions of this Agreement or any part hereof.

               8.7 REMEDIES. Unless otherwise expressly provided herein, no remedy by the terms of this Agreement conferred upon or reserved to the Trustee or Purchaser is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or existing at law or in equity (including, without limitation, the right to such equitable relief by way of injunction), or statute on or after the date of this Agreement.

               8.8 ASSIGNMENT. This Agreement may not be assigned or otherwise transferred, in whole or in part, by one party without the prior written consent of the other parties, which consent shall not unreasonably be withheld; provided, however, that Seller acknowledges that Purchaser intends to assign its rights (but none of its duties and obligations) under this Agreement to the Trustee, and Seller hereby consents to said assignment. This Agreement may not be reassigned or otherwise transferred, in whole or in part, by the Trustee (other than to a successor trustee under the Indenture) without the prior written consent of Seller in its sole discretion.

               8.9 BINDING EFFECT. All covenants and agreements herein contained shall extend to and be obligatory upon all successors of the respective parties hereto.

               8.10 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Nebraska.

               8.11 ENTIRE AGREEMENT. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated by this Agreement, and all prior or contemporaneous agreements, understandings, representations and statements between the parties, written or oral, are merged into and superseded by this Agreement. This Agreement expressly supersedes and terminates any prior commitment of Seller to sell any Student Loans to Purchaser under any prior Loan Sale and Commitment Agreement between Seller and Purchaser.

               8.12 COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

               8.13 TRUSTEE. This Agreement has been made and entered into not only for the benefit of Seller and Purchaser but also for the benefit of the Trustee in connection with the financing of Eligible Loans, and upon assignment by Purchaser to the Trustee, its provisions may be enforced not only by the parties to this Agreement but by the Trustee. The foregoing creates a permissive right on behalf of the Trustee and the Trustee shall be under no duties or obligations hereunder.

               8.14 CONSOLIDATION REIMBURSEMENT. If Purchaser acquires any Eligible Loans from Seller through the consolidation procedures of Section 428C of the Higher Education Act, Purchaser shall pay Seller an amount equal to 101% of the Principal Balance of such Eligible Loans so acquired, plus accrued interest.

               8.15 MARKETING RIGHTS. Following the applicable Scheduled Sale Date with respect to an Eligible Loan, Purchaser hereby grants to Seller the exclusive and irrevocable right to market any types of loans or other services and products (including without limitation services or products relating to Student Loans) to the Borrower on any Eligible Loan. Upon request by Seller from time to time, and subject to applicable laws with respect to confidentiality, Purchaser hereby grants Seller access to Nelnet with respect to current information regarding Borrowers on Eligible Loans purchased hereunder. Purchaser shall not solicit Borrowers on any Eligible Loan purchased hereunder for additional or new Student Loans or any other financial service or product.

               8.16 PRIOR AGREEMENT. Seller and Purchaser hereby agree that Seller's loan sale commitment and Purchaser's loan purchase obligation under the Loan Sale and Commitment Agreement dated September 22, 1999, between them are superceded by this Agreement and that obligations of the parties with respect to loans sold by the Seller to the Purchaser under that prior agreement shall remain in full force and effect.

                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Loan Sale and Commitment Agreement to be duly executed as of the day and year first above written.


UNION BANK AND TRUST COMPANY
In its Own Right and in its               STUDENT LOAN ACQUISITION
Capacity as Trustee                       AUTHORITY OF ARIZONA


By:   /S/ Mike Dunlap                     By:  /S/ John Muessle
     --------------------------------     --------------------------------

Title:  Chief Executive Officer           Title:  President
       --------------------------------   --------------------------------


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